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                                                                     EXHIBIT 4.5

                  FORM OF VOTING AND EXCHANGE TRUST AGREEMENT
        MEMORANDUM OF AGREEMENT MADE AS OF THE   -  DAY OF   -  , 2001.

AMONG:

                  SHIRE ACQUISITION INC., a corporation
                  existing under the laws of Canada
                  (hereinafter referred to as "EXCHANGECO");

                                    -- and --

                  SHIRE PHARMACEUTICALS GROUP PLC, a company registered in England under registry number
                  2883758 (hereinafter referred to as "SHIRE"
                  ),

                                    -- and --

                  GENERAL TRUST OF CANADA, a trust company incorporated under the laws of Canada, (hereinafter referred to as "TRUSTEE");

    WHEREAS pursuant to a merger agreement (the "MERGER AGREEMENT") dated as of December 10, 2000 by and among Shire, ExchangeCo and BioChem Pharma Inc. ("BIOCHEM"), ExchangeCo has agreed to issue exchangeable shares (the "EXCHANGEABLE SHARES") to certain holders of common shares of BioChem pursuant to the plan of arrangement (the "PLAN OF ARRANGEMENT") contemplated by the Merger Agreement;

    AND WHEREAS pursuant to the Merger Agreement, Shire and ExchangeCo have agreed to execute a voting and exchange trust agreement substantially in the form of this trust agreement;

    AND WHEREAS the above recitals are made as statements of fact by ExchangeCo and Shire, and not by the Trustee;

    NOW THEREFORE in consideration of the respective covenants and agreements provided in this trust agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS

    In this trust agreement, the following terms shall have the following meanings:

    "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

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    "ARRANGEMENT" means the arrangement under Section 192 of the CBCA on the terms and subject to the conditions set forth in the Merger Agreement and the Plan of Arrangement and any amendments or variations to the Plan of Arrangement made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court.

    "ASSIGNEE" has the meaning ascribed to that term in Section 12.3.

    "AUTHORIZED PERSON" has the meaning ascribed to that term in Section 6.17.

    "AUTOMATIC EXCHANGE RIGHT" means the benefit of the obligation of Shire to effect the automatic exchange of Shire Ordinary Shares for Exchangeable Shares pursuant to Section 5.14.

    "BENEFICIARIES" means the registered holders from time to time of Exchangeable Shares, other than Shire and the Shire Affiliates.

    "BENEFICIARY VOTES" has the meaning ascribed to that term in Section 4.2.

    "BIOCHEM" means BioChem Pharma Inc., a corporation existing under the laws of Canada.

    "BOARD OF DIRECTORS" means the Board of Directors of ExchangeCo or Shire, as the case may be.

    "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of Montreal, Canada, the City of London, England and the City of New York, U.S.A.

    "CALLCO" means 3829359 Canada Inc., a corporation existing under the laws of Canada and being a wholly-owned Subsidiary of Shire.

    "CANADIAN DOLLAR EQUIVALENT" means, in respect of an amount expressed in a currency other than Canadian dollars (the "FOREIGN CURRENCY AMOUNT") at any date, the product obtained by multiplying: (a) the Foreign Currency Amount, by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

    "CBCA" means the CANADA BUSINESS CORPORATIONS ACT as now in effect and as may be amended from time to time prior to the date upon which the Plan of Arrangement becomes effective as set forth in the certificate of arrangement giving effect to the Arrangement issued by the director pursuant to subsection 192(7) of the CANADA BUSINESS CORPORATIONS ACT, including the regulations made thereunder.

    "COURT" means the Superior Court of Quebec.

    "CURRENT MARKET PRICE" means, in respect of a Shire Ordinary Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Shire Ordinary Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the LSE, or, if the Shire Ordinary Shares are not then admitted to the official list of the UKLA and to trading on the LSE, on such other stock exchange or automated quotation system on which the Shire Ordinary Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors of Shire for such purpose; provided, however, that if in the opinion of the Board of Directors of Shire the public distribution or trading activity of Shire Ordinary Shares during such period does not create a market which reflects the fair market value of Shire Ordinary Shares, then the Current Market Price of a Shire Ordinary Share shall be determined by the Board of Directors of Shire, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors of Shire shall be conclusive and binding.

    "ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company

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    limited by shares, limited liability company or joint share company), firm, society or other enterprise, association, organization or entity.

    "EXCHANGE RIGHT" has the meaning ascribed to that term in Section 5.1.

    "EXCHANGEABLE SHARE" means a share in the class of non-voting exchangeable shares in the capital of ExchangeCo having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions.

    "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set forth in Appendix 1 to the Plan of Arrangement.

    "EXCHANGEABLE SHARE SUPPORT AGREEMENT" means the exchangeable share support agreement made as of even date herewith among ExchangeCo, CallCo and Shire.

    "EXCHANGECO" means Shire Acquisition Inc. (formerly 3829341 Canada Inc.), a corporation existing under the laws of Canada and being a wholly-owned subsidiary of Shire.

    "GOVERNMENTAL BODY" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

    "INDEMNIFIED PARTIES" has the meaning ascribed to that term in Section 8.1.

    "INSOLVENCY EVENT" means the institution by ExchangeCo of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of ExchangeCo to the institution of bankruptcy, insolvency or winding-up proceedings against ExchangeCo, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the COMPANIES CREDITORS' ARRANGEMENT ACT (Canada) and the BANKRUPTCY AND INSOLVENCY ACT (Canada), and the failure by ExchangeCo to contest in good faith any such proceedings commenced in respect of ExchangeCo within 30 days of becoming aware thereof, or the consent by ExchangeCo to the filing of any such petition or to the appointment of a receiver, or the making by ExchangeCo of a general assignment for the benefit of creditors, or the admission in writing by ExchangeCo of its inability to pay its debts generally as they become due, or ExchangeCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

    "LETTER OF TRANSMITTAL AND ELECTION FORM" has the meaning ascribed to that term in the Plan of Arrangement.

    "LIQUIDATION CALL RIGHT" has the meaning ascribed to that term in the Plan of Arrangement.

    "LIQUIDATION EVENT" has the meaning ascribed to that term in
    Section 5.14(b).

    "LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed to that term in
    Section 5.14(c).

    "LIQUIDATION PURCHASE PRICE" has the meaning ascribed hereto in
    Section 5.14(c).

    "LIST" has the meaning ascribed to that term in Section 4.6.

    "LSE" means the London Stock Exchange Plc.

    "MERGER AGREEMENT" means the agreement made as of December 10, 2000 between Shire, ExchangeCo and BioChem, as amended, supplemented and/or restated in accordance therewith, providing for, among other things, the Arrangement.

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    "OFFICER'S CERTIFICATE" means, with respect to Shire or ExchangeCo, as the case may be, a certificate signed by any one of the authorized signatories of Shire or ExchangeCo, as the case may be.

    "PERSON" means any individual, Entity or Governmental Body.

    "PLAN OF ARRANGEMENT" means the plan of arrangement appended to the Merger Agreement.

    "PURCHASE PRICE" has the meaning ascribed to that term in Section 5.5.

    "REDEMPTION CALL RIGHT" has the meaning ascribed to that term in the Plan of Arrangement.

    "RETRACTED SHARES" has the meaning ascribed to that term in Section 5.8.

    "RETRACTION CALL RIGHT" has the meaning ascribed to that term in the Exchangeable Share Provisions.

    "SHIRE" means Shire Pharmaceuticals Group Plc, a company registered in England under registry number 2883758.

    "SHIRE ADSS" has the meaning ascribed to that term in the Plan of Arrangement.

    "SHIRE AFFILIATES" means Affiliates of Shire.

    "SHIRE CALL RIGHT" has the meaning ascribed to that term in the Plan of Arrangement.

    "SHIRE MEETING" has the meaning ascribed to that term in Section 4.2.

    "SHIRE ORDINARY SHARES" means ordinary shares of five pence each in the capital of Shire, and any other security into which such share may be changed.

    "SHIRE SPECIAL VOTING SHARES" means the special voting shares of Shire which entitle the holder of record of those shares to a number of votes at meetings of holders of Shire Ordinary Shares equal to the number of Exchangeable Shares outstanding from time to time multiplied by three (other than Exchangeable Shares held by Shire and Shire Affiliates), which shares are to be issued to, deposited with, and voted by, the Trustee as described herein.

    "SHIRE SUCCESSOR" has the meaning ascribed to that term in Section 10.1.

    "STAMP TAXES" means all stamp, registration and transfer taxes and duties or their equivalents in all jurisdictions where such taxes and duties are payable as a result of any of the transactions contemplated by the Plan of Arrangement including, without limitation, United Kingdom stamp duty and stamp duty reserve tax.

    "TOTAL LIQUIDATION PURCHASE PRICE" means the Liquidation Purchase Price multiplied by the relevant number of Exchangeable Shares to which such Liquidation Purchase Price applies in the circumstances.

    "TOTAL PURCHASE PRICE" means the Purchase Price multiplied by the relevant number of Exchangeable Shares to which such Purchase Price applies in the circumstances.

    "TRUST" means the trust created by this trust agreement under the laws of the Province of Quebec.

    "TRUST ESTATE" means the Shire Special Voting Shares, any other securities, the Exchange Right, the Automatic Exchange Right and any money or other property which may be held by the Trustee from time to time pursuant to this trust agreement.

    "TRUSTEE" means General Trust of Canada or such other trust company or other Entity that Shire may, in its reasonable discretion, choose and, subject to the provisions of Article 9, includes any successor trustee.

    "UKLA" means the United Kingdom Listing Authority.

    "VOTING RIGHTS" means the voting rights attached to the Shire Special Voting Shares as set forth in Article 4.

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1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

    The division of this trust agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this trust agreement. Unless otherwise indicated, all references to an "ARTICLE" or "SECTION" followed by a number and/or a letter refer to the specified Article or section of this trust agreement. The terms "THIS TRUST AGREEMENT", "HEREOF", "HEREIN" and "HEREUNDER" and similar expressions refer to this trust agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3 NUMBER, GENDER, ETC.

    Words importing the singular number only shall include the plural and VICE VERSA. Words importing any gender shall include all genders.

1.4 DATE FOR ANY ACTION

    If any date on which any action is required to be taken under this trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE 2
                              PURPOSE OF AGREEMENT

2.1 ESTABLISHMENT OF TRUST

    The purpose of this trust agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Shire Special Voting Shares in order to enable the Trustee to execute the Voting Rights and will hold the Exchange Right and the Automatic Exchange Right in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this trust agreement.

2.2 ADMINISTRATION OF THE PROPERTY OF OTHERS

    Title VII of the Civil Code of Quebec, regarding the administration of the property of others, shall not apply to the provisions of this trust agreement, the Trustee, the Beneficiaries, Shire, ExchangeCo, the administrator of the Trust, the Trust Estate or any other property held by the Trust; furthermore, the obligations and duties of the Trustee shall be solely as set forth herein.

                                   ARTICLE 3
                          SHIRE SPECIAL VOTING SHARES

3.1 ISSUE AND OWNERSHIP OF THE SHIRE SPECIAL VOTING SHARES

    Shire hereby issues to and deposits with the Trustee, the Shire Special Voting Shares to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this trust agreement. Shire hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Shire Special Voting Shares by Shire to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with all rights in respect of the Shire Special Voting Shares and

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shall be entitled to exercise all of the rights and powers of an owner with respect to the Shire Special Voting Shares provided that the Trustee shall:

    (a) hold the Shire Special Voting Shares and all the rights related thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this trust agreement; and

    (b) except as specifically authorized by this trust agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Shire Special Voting Shares and the Shire Special Voting Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this trust agreement.

3.2 LEGENDED SHARE CERTIFICATES

    ExchangeCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3 SAFE KEEPING OF CERTIFICATE

    The certificate representing the Shire Special Voting Shares shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

                                   ARTICLE 4
                           EXERCISE OF VOTING RIGHTS

4.1 VOTING RIGHTS

    The Trustee, as the holder of record of the Shire Special Voting Shares, shall be entitled to all the Voting Rights and to vote in person or by proxy the Shire Special Voting Shares on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of Shire at a Shire Meeting. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 6.15:

    (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received in accordance with this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Shire Meeting is held; and

    (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2 NUMBER OF VOTES

    With respect to all meetings of shareholders of Shire at which holders of Shire Ordinary Shares are entitled to vote (each, a "SHIRE MEETING"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise three of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by Shire or by applicable law for such Shire Meeting (the "BENEFICIARY VOTES"), in respect of each matter, question, proposal or proposition to be voted on at such Shire Meeting.

4.3 MAILINGS TO SHAREHOLDERS

    With respect to each Shire Meeting, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as Shire utilizes in communications to holders of Shire Ordinary Shares or Shire ADSs subject to the Trustee being advised in writing of that method and its ability to provide that

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method of communication) to each of the Beneficiaries named in the List referred to in Section 4.6, the following materials (such mailing or communication to commence on the same day as the mailing (or other communication) is commenced by Shire to its shareholders or, if later, promptly after receipt by the Trustee of such materials):

    (a) a copy of the notice of such Shire Meeting, together with any related materials, including, without limitation, any circular or information statement or listing particulars, to be provided to shareholders of Shire;

    (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Shire Meeting or, pursuant to Section 4.7, to attend such Shire Meeting and to exercise personally the Beneficiary Votes thereat;

    (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

        (i) a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

        (ii) a proxy to a designated agent or other representative of the management of Shire to exercise such Beneficiary Votes;

    (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

    (e) a form of direction whereby the Beneficiary may instruct the Trustee as to voting and otherwise as contemplated herein; and

    (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which, in the case of a Shire Meeting, shall be not later than the close of business on the fourth Business Day prior to such meeting, and of the method for revoking or amending such instructions.

    For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Shire Meeting, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Shire or by applicable law for purposes of determining shareholders entitled to vote at such Shire Meeting. Shire will notify the Trustee of any decision of the Board of Directors of Shire with respect to the calling of any Shire Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4 COPIES OF SHAREHOLDER INFORMATION

    Shire will deliver to the Trustee copies of all proxy materials (including notices of Shire Meetings but excluding proxies to vote Shire Ordinary Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Shire Ordinary Shares or Shire ADSs in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Shire Ordinary Shares or Shire ADSs. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Shire, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Shire) received by the Trustee from Shire and will use its best efforts to mail or otherwise send such materials contemporaneously with the sending by Shire or its designee of such materials to holders of Shire Ordinary Shares or Shire ADSs. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal corporate trust office in the City of Montreal during

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the regular business hours of the Trustee all proxy materials, information statements, reports and other written communications that are:

    (a) received by the Trustee as the registered holder of the Shire Special Voting Shares and made available by Shire generally to the holders of Shire Ordinary Shares or Shire ADSs; or

    (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Shire.

4.5 OTHER MATERIALS

    As soon as reasonably practicable after receipt by Shire or shareholders of Shire (if such receipt is known by Shire) of any material sent or given by or on behalf of a third party to holders of Shire Ordinary Shares or Shire ADSs generally, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Shire shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Shire, copies of all such materials received by the Trustee from Shire. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal corporate trust office in the City of Montreal during the regular business hours of the Trustee copies of all such materials.

4.6 LIST OF PERSONS ENTITLED TO VOTE

    ExchangeCo shall, (a) prior to each annual general and special Shire Meeting and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "LIST") of the names and addresses of the Beneficiaries arranged in alphabetical order (and, if requested, arranged by jurisdiction of residence) and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Shire Meeting, at the close of business on the record date established by Shire or pursuant to applicable law for determining the holders of Shire Ordinary Shares entitled to receive notice of and/or to vote at such Shire Meeting. Each such List shall be delivered to the Trustee promptly after receipt by ExchangeCo of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time to enable the Trustee to perform its obligations under this trust agreement. Shire agrees to give ExchangeCo notice (with a copy to the Trustee) of the calling of any Shire Meeting, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable ExchangeCo to perform its obligations under this
Section 4.6.

4.7 ENTITLEMENT TO DIRECT VOTES

    Any Beneficiary named in a List prepared in connection with any Shire Meeting will be entitled (a) to instruct the Trustee in the manner described in
Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8 VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE AT MEETING

    (a) In connection with each Shire Meeting, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee

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       for receipt of such instruction in the notice given by the Trustee to the
       Beneficiary pursuant to Section 4.3.

    (b) Subject to the timely receipt of instructions as contemplated in
       Section 4.3(f), the Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Shire Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to
       Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9 DISTRIBUTION OF WRITTEN MATERIALS

    Any written materials distributed by the Trustee pursuant to this trust agreement shall be sent by mail (or otherwise communicated in the same manner as Shire utilizes in communications to holders of Shire Ordinary Shares or Shire ADSs subject to the Trustee being advised in writing of that method of communication and its ability to provide that method of communication) to each Beneficiary at its address as shown on the books of ExchangeCo. ExchangeCo shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

    (a) a current List; and

    (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this trust agreement.

4.10 TERMINATION OF VOTING RIGHTS

    All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Shire or CallCo, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for Shire Ordinary Shares, as specified in Article 5 (unless, in either case, Shire shall not have delivered the requisite Shire Ordinary Shares and/or Shire ADSs, as the case may be, issuable in exchange for the Exchangeable Shares to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to Article 6 or 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of ExchangeCo pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by CallCo pursuant to the exercise by CallCo of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right, or upon the purchase of Exchangeable Shares from the holder thereof by Shire or CallCo, as the case may be, pursuant to the exercise by Shire of the Shire Call Right.

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                                   ARTICLE 5
                     EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1 GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT

    Shire hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries (i) the right (the "EXCHANGE RIGHT"), exercisable upon the occurrence and during the continuance of an Insolvency Event, to require Shire to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by each or any such Beneficiary and (ii) the Automatic Exchange Right, all in accordance with the provisions of this trust agreement. Shire hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by Shire to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall be entitled to exercise all of the rights and powers related to the Exchange Right and the Automatic Exchange Right, provided that the Trustee shall:

    (a) hold the Exchange Right and the Automatic Exchange Right as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this trust agreement; and

    (b) except as specifically authorized by this trust agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this trust agreement.

5.2 OBLIGATIONS OF SHIRE

    The obligations of Shire to deliver Shire Ordinary Shares and/or Shire ADSs, as the case may be, pursuant to the Automatic Exchange Right or the Exchange Right are subject to all applicable laws and regulatory or stock exchange requirements.

5.3 LEGENDED SHARE CERTIFICATES

    ExchangeCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

    (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

    (b) the Automatic Exchange Right.

5.4 GENERAL EXERCISE OF EXCHANGE RIGHT

    The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.5 PURCHASE PRICE

    The purchase price payable by Shire for each Exchangeable Share to be purchased by Shire under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a Shire Ordinary Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right multiplied by three, which shall be satisfied in full by Shire causing to be sent to such holder three Shire Ordinary Shares and/or one Shire ADS (at the option of the holder as indicated to the Trustee), plus (b) to the extent not paid by ExchangeCo, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale (the "PURCHASE PRICE"). The purchase price for each such Exchangeable Share so purchased may be satisfied only by Shire issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, three Shire Ordinary Shares or one Shire ADS, as the case may be, and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to Section 5.15).

5.6 EXERCISE INSTRUCTIONS

    Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of ExchangeCo. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal corporate trust office in Montreal, Quebec or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Shire to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CANADA BUSINESS CORPORATIONS ACT and the by-laws of ExchangeCo and such additional documents and instruments as the Trustee, Shire or ExchangeCo may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Shire to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Shire free and clear of all liens, claims, security interests, adverse claims and encumbrances, (iii) the names in which the certificates representing Shire Ordinary Shares and/or Shire ADSs, as the case may be, issuable in connection with the exercise of the Exchange Right are to be issued (or the necessary CREST or other electronic transfers effected) and
(iv) the names and addresses of the Persons to whom such new certificates, if any, should be delivered and (b) payment (or evidence satisfactory to the Trustee, ExchangeCo and Shire of payment) of the taxes (if any) payable as contemplated by Section 5.9 of this trust agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Shire under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of ExchangeCo.

5.7 DELIVERY OF SHIRE ORDINARY SHARES AND SHIRE ADSS; EFFECT OF EXERCISE

    Promptly after receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires Shire to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by Section 5.9 or evidence thereof), duly endorsed for transfer to Shire, the Trustee shall notify Shire and ExchangeCo of its receipt of the same, which notice to Shire and ExchangeCo shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Shire shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other Persons, if any, properly designated by such Beneficiary) the number of Shire Ordinary Shares and/or Shire ADSs, as the case may be, issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques for the balance, if any, of the Total Purchase Price therefor without interest (but less any amounts withheld pursuant to Section 5.15); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee,

ExchangeCo and Shire of the payment of) the taxes (if any) payable as contemplated by Section 5.9 of this trust agreement. Immediately upon the giving of notice by the Trustee to Shire and ExchangeCo of the exercise of the Exchange Right as provided in this Section 5.7, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to Shire all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Total Purchase Price for those Exchangeable Shares (together with a cheque for the balance, if any, of the Total Purchase Price therefor without interest (but less any amounts withheld pursuant to Section 5.15)), unless the requisite number of Shire Ordinary Shares and/or Shire ADSs, as the case may be, is not allotted, issued and delivered by Shire to the Trustee within five Business Days of the date of the giving of such notice by the Trustee and cheque for the balance, if any, of the Total Purchase Price for such Exchangeable Shares is not issued and delivered to the Trustee on the applicable payment date, in which case the rights of the Beneficiary shall remain unaffected until such Shire Ordinary Shares and/or Shire ADSs, as the case may be, are so allotted, issued and delivered by Shire and any such cheque is issued and delivered by Shire. Upon delivery by Shire to the Trustee of such Shire Ordinary Shares and/or Shire ADSs, as the case may be, the Trustee shall deliver such Shire Ordinary Shares and/or Shire ADSs, as the case may be, to such Beneficiary (or to such other Persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Shire Ordinary Shares and/or Shire ADSs, as the case may be, delivered to it pursuant to the Exchange Right.

5.8 EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION

    In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require ExchangeCo to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "RETRACTED SHARES") and is notified by ExchangeCo pursuant to Section 6.6 of the Exchangeable Share Provisions that ExchangeCo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that CallCo shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to ExchangeCo pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that ExchangeCo is unable to redeem. In any such event, ExchangeCo hereby agrees with the Trustee and in favour of the Beneficiary to immediately notify the Trustee of the prohibition against ExchangeCo redeeming all of the Retracted Shares and to promptly forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to ExchangeCo or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that ExchangeCo is not permitted to redeem and will require Shire to purchase such shares in accordance with the provisions of this Article 5.

5.9 STAMP OR OTHER TRANSFER TAXES

    (a) Upon any sale of Exchangeable Shares to Shire pursuant to the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing Shire Ordinary Shares and/or Shire ADSs, as the case may be, to be delivered in connection with the payment of the Total Purchase Price therefor shall be issued (or the necessary CREST or other electronic transfers effected) in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the

       Exchangeable Shares so sold; provided, however, that such Beneficiary
       (a) shall pay (and none of Shire, ExchangeCo or the Trustee shall be required to pay) any Stamp Taxes, documentary or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a Person other than such Beneficiary or (b) shall have evidenced to the satisfaction of the Trustee, Shire and ExchangeCo that such taxes, if any, have been paid.

    (b) For the avoidance of doubt, Shire shall pay any United Kingdom stamp duty that may be payable in respect of any transfer involved in the issuance or delivery of Shire Ordinary Shares to a Beneficiary upon the sale of Exchangeable Shares to Shire pursuant to the Exchange Right or Automatic Exchange Right.

5.10 NOTICE OF INSOLVENCY EVENT

    As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, ExchangeCo and Shire shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from ExchangeCo and Shire of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Shire, a notice of such Insolvency Event, in the form provided by Shire, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.11 QUALIFICATION OF SHIRE ORDINARY SHARES OR SHIRE ADSS

    Shire covenants that if any Shire Ordinary Shares or Shire ADSs to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Right require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any United Kingdom, Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other United Kingdom, Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by Shire to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "CONTROL PERSON" of Shire for purposes of Canadian provincial securities law or an "AFFILIATE" of Shire for purposes of United States federal or state securities law), Shire will in good faith expeditiously take all such reasonable actions and do all such reasonable things as are necessary or desirable to cause such Shire Ordinary Shares or Shire ADSs, as the case may be, to be and remain duly registered, qualified or approved. Shire will in good faith expeditiously take all such reasonable actions and do all such reasonable things as are necessary or desirable to cause all Shire Ordinary Shares and/or Shire ADSs, as the case may be, to be delivered pursuant to the Exchange Right or the Automatic Exchange Right to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Shire Ordinary Shares or Shire ADSs, as the case may be, have been listed by Shire and remain listed and are quoted or posted for trading at such time.

5.12 SHIRE ORDINARY SHARES AND SHIRE ADSS

    Shire hereby represents, warrants and covenants that the Shire Ordinary Shares and Shire ADSs issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.13 PROHIBITION ON VOLUNTARY LIQUIDATION

    Shire covenants that it shall not, and agrees to cause CallCo to not, take any action relating to a voluntary liquidation, dissolution or winding-up of ExchangeCo or its successors or CallCo or its successors, as the case may be, prior to the Redemption Date (as defined in the Exchangeable Share Provisions) unless prior to such liquidation, dissolution or winding-up Shire shall have taken such actions to ensure that it is possible for holders of Exchangeable Shares to extend through to the Redemption Date (subject to the continuing effect of other provisions of this trust agreement which may permit the redemption or other termination of the Exchangeable Shares prior to the Redemption Date) the deferral of any gain incurred by such holders that would otherwise have been recognized at the Effective Time as a result of the consummation of the transactions contemplated by the Merger Agreement.

5.14 AUTOMATIC EXCHANGE ON LIQUIDATION OF SHIRE

    (a) Shire will give the Trustee notice of each of the following events at the time set forth below:

        (i) in the event of any determination by the Board of Directors of Shire to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Shire or to effect any other distribution of assets of Shire among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

        (ii) as soon as practicable following the earlier of (A) receipt by Shire of notice of, and (B) Shire otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Shire or to effect any other distribution of assets of Shire among its shareholders for the purpose of winding up its affairs, in each case where Shire has failed to contest in good faith any such proceeding commenced in respect of Shire within 30 days of becoming aware thereof.

    (b) As soon as practicable following receipt by the Trustee from Shire of notice of any event (a "LIQUIDATION EVENT") contemplated by
       Section 5.14(a)(i) or 5.14(a)(ii) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Shire Ordinary Shares provided for in Section 5.14(c).

    (c) In order that the Beneficiaries will be able to participate on a PRO RATA basis with the holders of Shire Ordinary Shares in the distribution of assets of Shire in connection with a Liquidation Event, on the fifth Business Day prior to the effective date of a Liquidation Event (the "LIQUIDATION EVENT EFFECTIVE DATE") all of the then outstanding Exchangeable Shares shall be automatically exchanged for Shire Ordinary Shares. To effect such automatic exchange, Shire shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a Shire Ordinary Share on the fifth Business Day prior to the Liquidation Event Effective Date multiplied by three, which shall be satisfied in full by Shire causing to be delivered to the Beneficiary three Shire Ordinary Shares, and (b) to the extent not paid by ExchangeCo, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange ("LIQUIDATION PURCHASE PRICE").

    (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Shire Ordinary Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Shire all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and Shire shall cause to be delivered to the Beneficiary the Shire Ordinary Shares issuable upon the automatic exchange of Exchangeable Shares for Shire Ordinary Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the Total Liquidation Purchase Price for such Exchangeable Shares without interest but less any amounts withheld pursuant to Section 5.15. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Shire Ordinary Shares issued pursuant to the automatic exchange of Exchangeable Shares for Shire Ordinary Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Shire pursuant to such automatic exchange shall thereafter be deemed to represent Shire Ordinary Shares issued to the Beneficiary by Shire pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Shire Ordinary Shares, duly endorsed in blank and accompanied by such instruments of transfer as Shire may reasonably require, Shire shall deliver or cause to be delivered to the Beneficiary certificates representing Shire Ordinary Shares of which the Beneficiary is the holder (or effect the necessary CREST or other electronic transfers).

5.15 WITHHOLDING RIGHTS

    Shire, ExchangeCo and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this trust agreement to any holder of Exchangeable Shares, Shire Ordinary Shares or Shire ADSs such amounts as Shire, ExchangeCo or the Trustee is required to deduct and withhold with respect to such payment under the INCOME TAX ACT (Canada), the United States INTERNAL REVENUE CODE OF 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate tax authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Shire, ExchangeCo and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Shire, ExchangeCo or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Shire, ExchangeCo or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Prior to making any distribution to holders of Exchangeable Shares, Shire Ordinary Shares or Shire ADSs, Shire or ExchangeCo, as the case may be, shall ensure that the Trustee has access to sufficient funds (by directly providing, if necessary, such funds to the Trustee) to enable the Trustee to comply with any applicable withholding taxes in connection with such consideration. In carrying out its duties under this Section 5.15, the Trustee may obtain the advice of and assistance from such experts as the Trustee may reasonably consider necessary or advisable. If requested by the Trustee, Shire shall retain such experts for providing such advice or assistance to the Trustee. ExchangeCo shall not be entitled to withhold amounts on dividends payable to the holders of Exchangeable Shares pursuant to the United States INTERNAL REVENUE CODE OF 1986 unless it has received an opinion from counsel stating that such withholding is required under the INTERNAL REVENUE CODE OF 1986.

                                   ARTICLE 6
                             CONCERNING THE TRUSTEE

6.1 POWERS AND DUTIES OF THE TRUSTEE

    The rights, powers, duties and authorities of the Trustee under this trust agreement, in its capacity as Trustee of the Trust, shall include:

    (a) receipt and deposit of the Shire Special Voting Shares from Shire as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this trust agreement;

    (b) granting proxies and distributing materials to Beneficiaries as provided in this trust agreement;

    (c) voting the Beneficiary Votes in accordance with the provisions of this trust agreement;

    (d) receiving the grant of the Exchange Right and the Automatic Exchange Right from Shire as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this trust agreement;

    (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this trust agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and causing to be delivered to such Beneficiaries Shire Ordinary Shares and/or Shire ADSs, as the case may be, and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Right, as the case may be;

    (f) holding title to the Trust Estate;

    (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this trust agreement;

    (h) taking action at the written direction of a Beneficiary or Beneficiaries to enforce the obligations of Shire and ExchangeCo under this trust agreement;

    (i) taking such other actions and doing such other things as are specifically provided in this trust agreement; and

    (j) receiving, as Trustee for and on behalf of the Beneficiaries, such opinions or such rulings issued by the Canada Customs and Revenue Agency as may be required to be delivered by Shire as a condition of the exercise by Shire of the Shire Call Right.

    In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this trust agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all Persons.

    The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

    The duties and obligations of the Trustee shall be determined by the provisions hereof and by the provisions of applicable law and accordingly, the Trustee shall only be responsible for the performance of such duties and obligations as it has undertaken herein or as required by applicable law. Where the provision of documentation to the Trustee is contemplated by this trust agreement, the Trustee shall retain the right not to act and shall be held not to be liable for refusing to act unless it has received such documentation in a clear and reasonable form that complies with the terms of this trust agreement. Such documentation must not require the exercise of any discretion or independent judgment on the part of the Trustee except as provided herein.

6.2 NO CONFLICT OF INTEREST

    The Trustee represents to Shire and ExchangeCo that at the date of execution and delivery of this trust agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If, notwithstanding the foregoing provisions of this
Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this trust agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this
Section 6.2, any interested party may apply to the Court for an order that the Trustee be replaced as Trustee hereunder.

6.3 DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

    Shire and ExchangeCo irrevocably authorize the Trustee, from time to time, to:

    (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares, Shire Ordinary Shares and Shire ADSs; and

    (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this trust agreement and (ii) from the transfer agent of Shire Ordinary Shares and Shire ADSs and any subsequent transfer agent of such securities, the share certificates, if any, issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Right in the manner specified in
       Article 5 hereof (or the necessary CREST or other electronic transfers).

    Shire and ExchangeCo irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Shire covenants that it will supply its transfer agent with duly executed share certificates (or effect the necessary CREST or other electronic transfers) for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Right in each case pursuant to Article 5 hereof.

6.4 BOOKS AND RECORDS

    The Trustee shall keep available for inspection by Shire and ExchangeCo at the Trustee's principal corporate trust office in Montreal, Quebec correct and complete books and records of account relating to the Trust created by this trust agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Right. On or before March 31, 2002, and on or before March 31 in every year thereafter, so long as the Shire Special Voting Shares are on deposit with the Trustee, the Trustee shall transmit to Shire and ExchangeCo a brief report, dated as of the preceding December 31, with respect to:

    (a) the property and funds comprising the Trust Estate as of that date;

    (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Shire of Shire Ordinary Shares and/or Shire ADSs, as the case may be, in connection with the Exchange Right, during the calendar year ended on such December 31; and

    (c) any action taken by the Trustee in the performance of its duties under this trust agreement which it had not previously reported.

6.5 INCOME TAX RETURNS AND REPORTS

    The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and in connection therewith may obtain the advice of and assistance from such experts as the Trustee may reasonably consider necessary or advisable. If requested by the Trustee, Shire shall retain such experts for providing such advice or assistance to the Trustee.

6.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

    The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this trust agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable security, funding or indemnity, satisfactory to the Trustee, acting reasonably, against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security, funding or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Shire Special Voting Shares pursuant to
Article 4, subject to Section 6.15, and with respect to the Exchange Right pursuant to Article 5, subject to Section 6.15, and with respect to the Automatic Exchange Right pursuant to Article 5, subject to Section 6.15.

    None of the provisions contained in this trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

6.7 ACTION OF BENEFICIARIES

    No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this trust agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the security, funding or indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8 RELIANCE UPON DECLARATIONS

    The Trustee shall not be considered to be in contravention of any its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, lists, mailing labels, or reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions, lists, mailing labels or reports or other papers or documents comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this trust agreement.

6.9 EVIDENCE AND AUTHORITY TO TRUSTEE

    Shire and/or ExchangeCo shall furnish to the Trustee evidence of compliance with the conditions provided for in this trust agreement relating to any action or step required or permitted to be taken by Shire and/or ExchangeCo or the Trustee under this trust agreement or as a result of any obligation imposed under this trust agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of Shire and/or ExchangeCo promptly if and when:

    (a) such evidence is required by any other section of this trust agreement to be furnished to the Trustee in accordance with the terms of this
       Section 6.9; or

    (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this trust agreement, gives Shire and/or ExchangeCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

    Such evidence shall consist of an Officer's Certificate of Shire and/or ExchangeCo or a statutory declaration or a certificate made by Persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this trust agreement.

    Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of Shire and/or ExchangeCo, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Shire and/or ExchangeCo it shall be in the form of an Officer's Certificate or a statutory declaration.

    Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this trust agreement shall include a statement by the Person giving the evidence:

    (a) declaring that he has read and understands the provisions of this trust agreement relating to the condition in question;

    (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

    (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

6.10 EXPERTS, ADVISERS AND AGENTS

    The Trustee may:

    (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Shire and/or ExchangeCo or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

    (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11 INVESTMENT OF MONEYS HELD BY TRUSTEE

    Unless otherwise provided in this trust agreement, any moneys held by or on behalf of the Trustee which under the terms of this trust agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Quebec, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of ExchangeCo. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of ExchangeCo, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

6.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY

    The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this trust agreement or otherwise in respect of the premises.

6.13 TRUSTEE NOT BOUND TO ACT ON REQUEST

    Except as in this trust agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Shire and/or ExchangeCo or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14 AUTHORITY TO CARRY ON BUSINESS

    The Trustee represents to Shire and ExchangeCo that at the date of execution and delivery by it of this trust agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this trust agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Right shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in
Article 9.

6.15 CONFLICTING CLAIMS

    If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Rights or Automatic Exchange Right subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any Person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

    (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

    (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

    If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16 ACCEPTANCE OF TRUST

    The Trustee hereby accepts the Trust created and provided for by and in this trust agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

6.17 INCUMBENCY CERTIFICATE

    Each of Shire and ExchangeCo shall file with the Trustee a certificate of incumbency setting forth the names of the individuals authorized to give instructions, directions or other instruments to the Trustee (each an "AUTHORIZED PERSON"), together with specimen signatures of such persons, and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it unless it receives notice, in accordance with Section 13.3 of this trust agreement, of a change in the Authorized Persons with updated specimen signatures.

                                   ARTICLE 7
                                  COMPENSATION

7.1 FEES AND EXPENSES OF THE TRUSTEE

    Shire and ExchangeCo jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this trust agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee) and disbursements (including reasonable travel expenses incurred by the Trustee in connection with its duties hereunder and reasonable compensation and reasonable remuneration paid by the Trustee in connection with the retainer or employment of experts, advisors and agents under Sections 5.15, 6.5 and 6.10), including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this trust agreement; provided that Shire and ExchangeCo shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct. Invoices for services rendered by the Trustee hereunder shall be provided to Shire, on behalf of Shire and ExchangeCo, at the address of the Shire set forth in Section 13.3 of this trust agreement. Any amount owing or unpaid after 30 days from the invoice date will bear interest at a rate per annum, from the expiration of such 30 day period, equal to the then current rate charged by the Trustee and shall be payable on demand. The obligation of Shire and ExchangeCo under this Section 7.1 shall survive the resignation or removal of the Trustee.

                                   ARTICLE 8
                  INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1 INDEMNIFICATION OF THE TRUSTEE

    Shire and ExchangeCo jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers and agents appointed and acting in accordance with this trust agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this trust agreement, or any written or oral instruction delivered to the Trustee by Shire or ExchangeCo pursuant hereto.

    In no case shall Shire or ExchangeCo be liable under this indemnity for any claim against any of the Indemnified Parties unless Shire and ExchangeCo shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Shire and ExchangeCo shall be entitled to participate at their own expense in the defence and, if Shire and ExchangeCo so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate, in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Shire or ExchangeCo; or (ii) the named parties to any such suit include both the Trustee and Shire or ExchangeCo and the Trustee shall have been advised by counsel acceptable to Shire or ExchangeCo that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Shire or ExchangeCo and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Shire and ExchangeCo shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

    For certainty, the indemnity provided for in this Section 8.1 shall survive the termination of the trust agreement.

8.2 LIMITATION OF LIABILITY

    The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 9
                               CHANGE OF TRUSTEE

9.1 RESIGNATION

    The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Shire and ExchangeCo specifying the date on which it desires to resign, provided that such notice shall not be given less than one month before such desired resignation date unless Shire and ExchangeCo otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Shire and ExchangeCo shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee of such appointment, a successor trustee may be appointed by an order of a court of competent jurisdiction upon application of one or more of the parties hereto, at the expense of Shire and ExchangeCo.

9.2 REMOVAL

    The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by Shire and ExchangeCo, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

9.3 SUCCESSOR TRUSTEE

    Any successor trustee appointed as provided under this trust agreement shall execute, acknowledge and deliver to Shire and ExchangeCo and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this trust agreement, with the like effect as if originally named as trustee in this trust agreement. However, on the written request of Shire and ExchangeCo or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this trust agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Shire, ExchangeCo and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

9.4 NOTICE OF SUCCESSOR TRUSTEE

    Upon acceptance of appointment by a successor trustee as provided herein, Shire and ExchangeCo shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Shire or ExchangeCo shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Shire and ExchangeCo.

                                   ARTICLE 10
                                SHIRE SUCCESSORS

10.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

    Shire shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless such other Person or continuing corporation (herein called the "SHIRE SUCCESSOR"), by operation of law, becomes, without more, bound by the terms and provisions of this trust agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto to evidence the assumption by the Shire Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Shire Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Shire under this trust agreement.

10.2 VESTING OF POWERS IN SUCCESSOR

    Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee and, if required by Section 10.1, Shire Successor and ExchangeCo shall execute and deliver the supplemental trust agreement provided for in Article 11 and thereupon Shire Successor shall possess and from time to time may exercise each and every right and power of Shire under this trust agreement in the name of Shire or otherwise and any act or proceeding by any provision of this trust agreement required to be done or performed by the Board of Directors of Shire or any officers of Shire may be done and performed with like force and effect by the directors or officers of such Shire Successor.

10.3 WHOLLY-OWNED SUBSIDIARIES

    Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Shire with or into Shire or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Shire provided that all of the assets of such subsidiary are transferred to Shire or another wholly-owned direct or indirect subsidiary of Shire and any such transactions are expressly permitted by this
Article 10.

                                   ARTICLE 11
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1 AMENDMENTS, MODIFICATIONS, ETC.

    This trust agreement may not be amended or modified except by an agreement in writing executed by Shire, ExchangeCo and the Trustee and approved by the Beneficiaries in accordance with Section 9.2 of the Exchangeable Share Provisions.

11.2 MINISTERIAL AMENDMENTS

    Notwithstanding the provisions of Section 11.1, the parties to this trust agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this trust agreement for the purposes of:

    (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of ExchangeCo and Shire shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

    (b) making such amendments or modifications not inconsistent with this trust agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Shire and ExchangeCo and in the opinion of the Trustee (which may, for this purpose, rely on the opinion of counsel), having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such Boards of Directors and the Trustee shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

    (c) making such changes or corrections which, on the advice of counsel to Shire, ExchangeCo and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that in the opinion of the Trustee (which may, for this purpose, rely on the opinion of counsel) and the Board of Directors of each of Shire and ExchangeCo such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

11.3 MEETING TO CONSIDER AMENDMENTS

    ExchangeCo, at the request of Shire, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

11.4 CHANGES IN CAPITAL OF SHIRE AND EXCHANGECO

    At all times after the occurrence of any event contemplated pursuant to
Section 2.7 or 2.8 of the Exchangeable Share Support Agreement or otherwise, as a result of which either Shire Ordinary Shares or the Exchangeable Shares or both are in any way changed, this trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, MUTATIS MUTANDIS, to all new securities into which Shire Ordinary Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5 EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS

    No amendment to or modification or waiver of any of the provisions of this trust agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time ExchangeCo (when authorized by a resolution of its Board of Directors), Shire (when authorized by a resolution of its Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

    (a) evidencing the succession of Shire Successors and the covenants of and obligations assumed by each such Shire Successor in accordance with the provisions of Article 10 and any successor trustee in accordance with the provisions of Article 9 and Section 12.3;

    (b) making any additions to, deletions from or alterations of the provisions of this trust agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Right which, in the opinion of the Trustee (which may, for this purpose, rely on the opinion of counsel), will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Shire, ExchangeCo, the Trustee or this trust agreement; and

    (c) for any other purposes not inconsistent with the provisions of this trust agreement, including without limitation, to make or evidence any amendment or modification to this trust agreement as contemplated hereby, provided that, in the opinion of the Trustee (which may, for this purpose, rely on the opinion of counsel), the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                   ARTICLE 12
                           TERMINATION AND ASSIGNMENT

12.1 TERM

    The Trust created by this trust agreement shall continue until the earliest to occur of the following events:

    (a) no outstanding Exchangeable Shares are held by a Beneficiary (other than Shire and the Shire Affiliates);

    (b) each of Shire and ExchangeCo elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with
       Section 9.2 of the Exchangeable Share Provisions; and

    (c) 21 years from the date of this trust agreement.

12.2 SURVIVAL OF AGREEMENT

    This trust agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 7 and 8 shall survive any such termination of this trust agreement.

12.3 ASSIGNMENT BY TRUSTEE

    This trust agreement may not be assigned by the Trustee without the prior written consent of Shire and ExchangeCo, not to be unreasonably withheld; provided, however, that this trust agreement may be assigned by the Trustee to an Affiliate (the "ASSIGNEE") if (a) the Assignee executes, acknowledges and delivers to Shire and ExchangeCo a trust agreement or other instrument(s) supplemental hereto as provided in Article 11 to evidence the appointment of it as successor trustee and the acceptance by it of such appointment and the assumption by it of all the duties and obligations of the predecessor trustee hereunder without further amendment hereto, and (b) Shire and ExchangeCo are provided with a certificate of a senior officer of the Assignee in form satisfactory to them, acting reasonably, certifying that the Assignee is authorized to carry on the business of a trust company in each of the Provinces of Canada and is free of any material conflict of interest in its role as fiduciary under this trust agreement and in its role in any other capacity.

                                   ARTICLE 13
                                    GENERAL

13.1 SEVERABILITY

    If any provision of this trust agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this trust agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

13.2 ENUREMENT

    This trust agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

13.3 NOTICES TO PARTIES

    All notices and other communications required or permitted to be delivered to a party under this Agreement shall be in writing and shall be deemed to have been properly delivered, given or received upon receipt when delivered by hand or two Business Days after being sent by registered mail or by courier or by express delivery service or by facsimile, provided that in each case the notice or communication is sent to the address or a facsimile telephone number set forth beneath the name of such party below:

    (a) if to ExchangeCo:

           Shire Acquisition Inc.

           c/o Shire Pharmaceuticals Group Plc

           East Anton Andover

           Hampshire, England

           England SP10 5RG

           Fax: 012 64 334 658

           Attention: Rolf Stahel

    (b) if to Shire:

           Shire Pharmaceuticals Group Plc

           East Anton Andover

           Hampshire, England

           England SP10 5RG

           Fax: 012 64 334 658

           Attention: Rolf Stahel

    (c) if to the Trustee:

           General Trust of Canada

           1100, University Street

           9th Floor

           Montreal (Quebec)

           H3B 2G7

           Fax: (514) 871-7442

           Attention: Stock Transfer Services

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

13.4 NOTICE TO BENEFICIARIES

    Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of ExchangeCo from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply MUTATIS MUTANDIS to notices or documents as aforesaid sent to such Beneficiaries.

13.5 RISK OF PAYMENTS BY POST

    Whenever payments are to be made or documents are to be sent to any Beneficiary by the Trustee or by Beneficiary to the Trustee, the making of such payment or sending of such document sent through the post shall be at risk of the Shire and ExchangeCo, in the case of payments made or documents sent by the Trustee, and at the risk of the Beneficiary, in the case of payments made or documents sent by the Beneficiary.

13.6 COUNTERPARTS

    This trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.7 JURISDICTION

    This trust agreement shall be construed and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

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
    IN WITNESS WHEREOF the parties hereto have caused this trust agreement to be duly executed as of the date first above written.

                                            SHIRE ACQUISITION INC.

                                            Per: _______________________________

                                            Name:

                                            Title:

                                            SHIRE PHARMACEUTICALS GROUP PLC

                                            Per: _______________________________

                                            Name:

                                            Title:

                                            GENERAL TRUST OF CANADA

                                            Per: _______________________________

                                            Name:

                                            Title:

                                            By: ________________________________

                                            Name:

                                            Title:

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